UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 20, 2019

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, Legg Mason, Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) from ten to twelve directors and appointed each of Nelson Peltz and Edward P. Garden as a Director, effective immediately. Mr. Peltz is the Chief Executive Officer and a Founding Partner, and Mr. Garden is the Chief Investment Officer and a Founding Partner, of Trian Fund Management, L.P. (“Trian”), an investment management firm. Trian beneficially owns approximately 4.5% of the Company’s outstanding common stock.

The Company and Trian have agreed that Mr. Peltz, Mr. Garden and a third independent director, to be identified by Trian and approved by the Board, will be included in the Company’s slate of nominees for election to the Board at the 2019 annual meeting of stockholders.

The Board has determined that each of Mr. Peltz and Mr. Garden is an independent director under the Company’s Policy Regarding Director Independence Determinations and the New York Stock Exchange listing standards, and that Mr. Garden satisfies the standards for independence for members of a compensation committee under the New York Stock Exchange listing standards.

The Board has appointed Mr. Peltz to the Nominating & Corporate Governance Committee and the Finance Committee and Mr. Garden to the Nominating & Corporate Governance Committee and the Compensation Committee.

Mr. Peltz and Mr. Garden will each receive the same compensation from the Company as the other non-employee members of the Board of Directors. The Company’s Director compensation program is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 20, 2018. Each of Mr. Peltz and Mr. Garden has advised the Company that, pursuant to his arrangement with Trian, he intends to transfer to Trian, or hold for the benefit of Trian, all director compensation paid to him.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time invest client assets in companies for which Mr. Peltz or Mr. Garden may be a director or in which Mr. Peltz, Mr. Garden, their affiliates or funds managed by Trian may be significant stockholders or invest client assets in funds and other investment vehicles managed by Trian and its affiliates.

ITEM 7.01	REGULATION FD DISCLOSURE
The Company issued a press release on May 20, 2019 announcing the appointments of Mr. Peltz and Mr. Garden, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Subject Matter

99.1	Press release dated May 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: May 21, 2019	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

Exhibit Index

Exhibit 99.1	Press release dated May 20, 2019